Exhibit 99.1(a)

                    Certification of Chief Executive Officer

         Pursuant to 18 U.S.C. ss.1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, I, the undersigned chief executive officer of
Atchison Casting Corporation (the "Company") hereby certify that, to my knowledge:

         (i) the accompanying Quarterly Report on Form 10-Q of the Company for
the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities
Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

Dated:   May 15, 2003                  /s/ Thomas K. Armstrong, Jr.
                                       -----------------------------------------
                                           Thomas K. Armstrong, Jr.
                                           Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Atchison Casting Corporation and will be retained be Atchison
Casting Corporation and furnished to the Securities and Exchange Commission or its staff upon request.